CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-K of China Northern Medical Device, Inc. for the annual ending December 31, 2011, I, Jinzhao Wu, Chief Executive Officer and Chief Financial Officer of China Northern Medical Device, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K for the year ending December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such annual report of Form 10-K for the year ending December 31, 2011, fairly represents in all material respects, the financial condition and results of operations of China Northern Medical Device, Inc.

Date: April 10, 2012

CHINA NORTHERN MEDICAL DEVICE, INC.

By: /s/ Jinzhao Wu
Jinzhao Wu Chief Executive Officer and Chief Financial Officer